Exhibit 3.15

SECOND AMENDMENT OF

AGREEMENT OF LIMITED PARTNERSHIP

OF

IPG HOLDINGS LP

This Second Amendment of Agreement of Limited Partnership of IPG Holdings LP (the “Partnership”), dated as of July 15, 1999 (the “Amendment”), is entered into by and between Intertape Polymer Inc., a corporation formed under the laws of Canada, as general partner (the “General Partner”), and Intertape Polymer Group Inc., a corporation formed under the laws of Canada, as limited partner (the “Limited Partner”).

WITNESSETH:

WHEREAS, the General Partner has heretofore formed the Partnership by filing a Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware on November 19, 1997, and entering into an Agreement of Limited Partnership of the Partnership with the Limited Partner, dated as of November 19, 1997 (the “Original Agreement”), and amended by the Amendment to the Original Agreement, dated as of June 1, 1998 (as amended, the “Agreement”); and

WHEREAS, the undersigned, being all of the partners of the Partnership, desire to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Agreement and agree as follows:

1. Amendments.

(a) The Agreement is hereby amended to add a new Section 8.1(a)(5) that reads as follows:

“(5) Notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation, the Partnership, and the General Partner on behalf of the Partnership, may enter into and perform (i) the Note Agreements, each dated as of July 1, 1999 (the “Note Agreements”), among the Partnership, Intertape Polymer Inc., Intertape Polymer Group Inc. and the purchasers named therein, executed in connection with the issuance by the Partnership of up to U.S.$137 million aggregate principal amount of its U.S.$25,000,000 7.66% Senior Guaranteed Notes, Series A, due May 31, 2005 (the “Series A Notes”), and its U.S.$112,000,000 7.81 % Senior Guaranteed Notes, Series B, due May 31, 2009 (the “Series B Notes”), (ii) the Series A Notes and Series B Notes (collectively, the “Notes”), (iii) the Creditor Agreement, dated as of June 10, 1999, among The Toronto-Dominion Bank, Comerica Bank, each of the institutions listed in Annexes I and II thereto, the Partnership and Intertape

Polymer Group Inc., as supplemented by the Supplement to the Creditor Agreement, dated as of July 15, 1999, and (iv) any other documents or agreements contemplated by, described in or relating to any of the foregoing agreements, all without any further act, vote or approval of any other Partner. The General Partner is hereby authorized to enter into the agreements described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other agreements on behalf of the Partnership. The obligations of the Partnership arising under the Note Agreements and the Notes, when due and owing, shall rank at least pari passu with all other general unsecured obligations of the Partnership, except for certain obligations of the Partnership that may be subject to statutory preferences and priorities.”

2. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Amendment.

3. Binding Effect. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

4. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

6. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

INTERTAPE POLYMER INC.,
General Partner

By:	/s/
Name:
Title:

INTERTAPE POLYMER GROUP INC.,
Limited Partner

By:	/s/
Name:
Title:

AMENDMENT OF

AGREEMENT OF LIMITED PARTNERSHIP

OF

IPG HOLDINGS LP

This Amendment of Agreement of Limited Partnership of IPG Holdings LP (the “Partnership”), dated as of June 1, 1998 (this “Amendment”), is entered into by and between Intertape Polymer Inc., a corporation formed under the laws of Canada, as general partner (the “General Partner”), and Intertape Polymer Group Inc., a corporation formed under the laws of Canada, as limited partner (the “Limited Partner”).

WITNESSETH:

WHEREAS, the General Partner has heretofore formed the Partnership by filing a Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware on November 19, 1997, and entering into an Agreement of Limited Partnership of the Partnership, dated as of November 19, 1997 (the “Agreement”), with the Limited Partner; and

WHEREAS, the undersigned, being all of the partners of the Partnership, desire to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement and agree as follows:

1. Amendments.

(a) Clause (ii) of Section 8.1(a)(3) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) to borrow money, guaranty obligations and/or indebtedness of other Persons (including, without limitation, any Affiliates) and issue notes and other evidences of indebtedness and, as security therefor, to mortgage, pledge or otherwise provide a security interest in all or any portion of any assets owned from time to time by the Partnership, real or personal;”.

(b) The Agreement is hereby amended to add a new Section 8.1(a)(4) that reads as follows:

“(4) Notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation, the Partnership, and the General Partner on behalf of the Partnership, may enter into and perform (i) the Guaranty Agreement, dated as of June 1, 1998 (the “Guaranty Agreement”), executed by the Partnership in favor of MONY Life Insurance Company of America, The Mutual Life Insurance Company of New York, Hare & Co., Jefferson-Pilot Life Insurance Company and The Lincoln National Life Insurance Company, (ii) the

Note Agreements, each dated as of June 4, 1998 (the “Note Agreements”), among the Partnership, Intertape Polymer Inc., Intertape Polymer Group Inc. and the purchasers named therein, executed in connection with the issuance by the Partnership of up to U.S.$137 million aggregate principal amount of its 6.82% Senior Guaranteed Notes due March 31, 2008 (the “Senior Notes”), (iii) the Senior Notes, (iv) the Creditor Agreement, dated as of June 1, 1998, among The Toronto-Dominion Bank, Comerica Bank, each of the institutions listed in Annexes I and II thereto, the Partnership and Intertape Polymer Group Inc., and (v) any other documents or agreements contemplated by, described in or relating to any of the foregoing agreements, all without any further act, vote or approval of any other Partner. The General Partner is hereby authorized to enter into the agreements described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other agreements on behalf of the Partnership. The obligations of the Partnership arising under the Guaranty Agreement, when due and owing, shall rank pari passu with the obligations of the Partnership under the Note Agreements and the Senior Notes, and the obligations of the Partnership arising under the Guaranty Agreement, the Note Agreements and the Senior Notes, when due and owing, shall rank at least pari passu with all other general unsecured obligations of the Partnership, except for certain obligations of the Partnership that may be subject to statutory preferences and priorities.”

2. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Amendment.

3. Binding Effect. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

4. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

6. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

INTERTAPE POLYMER INC.,
General Partner

By:	/s/ Andrew M. Archibald
Name:	Andrew M. Archibald
Title:	Vice-President and Secretary-Treasurer

INTERTAPE POLYMER GROUP INC.,
Limited Partner

By:	/s/ Andrew M. Archibald
Name:	Andrew M. Archibald
Title:	Vice-President and Secretary-Treasurer

AGREEMENT OF LIMITED PARTNERSHIP

OF

IPG HOLDINGS LP

TABLE OF CONTENTS

		Page
Recitals		1
	ARTICLE I
	DEFINED TERMS

Section 1.1	Definitions	1
Section 1.2	Headings	4

	ARTICLE II
	FORMATION OF PARTNERSHIP AND PURPOSES

Section 2.1	Formation	4
Section 2.2	Name	4
Section 2.3	Address	4
Section 2.4	Registered Agent	4
Section 2.5	Purposes	4
Section 2.6	Term	4

	ARTICLE III
	NAMES AND ADDRESSES OF PARTNERS

Section 3.1	General Partner	5
Section 3.2	Limited Partner	5

	ARTICLE IV
	CAPITAL CONTRIBUTIONS AND ADVANCES

Section 4.1	General Partner’s Capital Contribution	5
Section 4.2	Limited Partner’s Capital Contribution	6
Section 4.3	Status Of Capital Contributions	6
Section 4.4	Advances	6

	ARTICLE V
	ALLOCATIONS

Section 5.1	Profits And Losses	7

	ARTICLE VI
	DISTRIBUTIONS

Section 6.1	Net Cash Flow	7

Section 6.2	Distribution Rules	7

	ARTICLE VII
	COMPENSATION OF GENERAL PARTNER

Section 7.1	Fees	7
Section 7.2	Reimbursement Of Expenses	8

	ARTICLE VIII
	MANAGEMENT

Section 8.1	Management Rights, Powers And Restrictions	8
Section 8.2	Outside Businesses	9
Section 8.3	Fiduciary Duty, Exculpation And Indemnification Of Indemnified Persons	9
Section 8.4	Books, Records And Financial Statements	10
Section 8.5	Accounting Method	11
Section 8.6	Bank Or Brokerage Accounts	11
Section 8.7	Conveyances	11
	ARTICLE IX
	ASSIGNABILITY; ADMISSION AND WITHDRAWAL OF PARTNERS

Section 9.1	Assignability Of Partners’ Interests	12
Section 9.2	Event Of Withdrawal Of A General Partner	13
Section 9.3	Death, Incompetency, Bankruptcy Or Dissolution Of A Limited Partner	14

	ARTICLE X
	POWER OF ATTORNEY

Section 10.1	Appointment Of General Partner	14
Section 10.2	Power Coupled With Interest	14

	ARTICLE XI
	DISSOLUTION AND TERMINATION

Section 11.1	Liquidation Of The Partnership	15
Section 11.2	Methods Of Liquidation	16

	ARTICLE XII
	MISCELLANEOUS

Section 12.1	Filing Of Partnership Certificate	16
Section 12.2	Notices	17
Section 12.3	Amendments	17

Section 12.4	Transfer Of Partnership Property To Other Partnership Or To A Corporation	18
Section 12.5	Merger	18
Section 12.6	Resolution Of Conflicts Of Interest	18
Section 12.7	Failure To Pursue Remedies	19
Section 12.8	Cumulative Remedies	19
Section 12.9	Binding Effect	19
Section 12.10	Interpretation	19
Section 12.11	Severability	19
Section 12.12	Counterparts	19
Section 12.13	Applicable Law	19

AGREEMENT OF LIMITED PARTNERSHIP

OF

IPG HOLDINGS LP

This Agreement of Limited Partnership of IPG Holdings LP (this “Agreement”) is made as of the 19th day of November, 1997, by and between Intertape Polymer Inc., a corporation formed under the laws of Canada, as General Partner, and Intertape Polymer Group Inc., a corporation formed under the laws of Canada, as Limited Partner.

WHEREAS, the parties hereto desire to form a limited partnership under the laws of the State of Delaware, United States of America, for the purposes hereinafter set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Definitions. As used in this Agreement, the following capitalized terms have the following meanings:

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., and any successor thereto, as amended from time to time.

“Affiliate” means, with respect to a specified Person, (i) any Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with the specified Person, (ii) any Person owning (or otherwise controlling the voting rights with respect to) ten percent (10%) or more of any class of the outstanding voting securities of the specified Person, (iii) any Person that is an officer or director of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person, (iv) any Person who is an officer or director of, general partner in, trustee of or holder of ten percent (10%) or more of any class of the outstanding voting securities of any Person described in Clauses (i) through (iii) of this sentence, or (v) if the specified Person is an individual, the spouse, child, grandchild, parent or grandparent of the specified Person. For purposes of Clause (i) in the immediately preceding sentence, “control” with respect to any entity other than a corporation means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity.

“Agreement” means this Agreement of Limited Partnership of IPG Holdings LP, as amended and/or restated from time to time.

“Assignee” means any Person who is an assignee of a Limited Partner’s interest in the Partnership, or part thereof, and who does not become a Limited Partner pursuant to Section 9.1(b) hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (§) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or such corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

“Fiscal Year” means (i) the period commencing on the effective date of this Agreement and ending on December 31, 1997, (ii) any subsequent twelve (12) month period commencing on January I and ending on December 31, or (iii) that portion of a period described in Clause (ii) of this sentence ending on the date on which the Partnership is terminated pursuant to the provisions of this Agreement.

“General Partner” means the Person identified in Section 3.1 hereof, when acting in its capacity as the, or as a, general partner of the Partnership, and includes any Person who becomes a Successor General Partner pursuant to the provisions of Section 9.1(a) or Section 9.2 hereof, and “General Partners” means two (2) or more of such Persons, when acting in their capacities as general partners of the Partnership. All references in this Agreement to a majority in interest or a specified percentage of the General Partners shall mean General Partners holding more than fifty percent (50%) or such specified percentage, respectively, of the Units then held by General Partners.

“Indemnified Person” has the meaning ascribed to such term in Section 8.3(d) hereof.

“Limited Partner” means each Person identified in Section 3.2 hereof, when acting in its capacity as the, or as a, limited partner of the Partnership, and includes any assignee of the interests in the Partnership of a Limited Partner, but only if such assignee becomes a Limited Partner pursuant to the provisions of Section 9.1(b) hereof, and only from and after the effective date of such assignee’s admission to the Partnership as a Limited Partner, and “Limited Partners” means two (2) or more of such Persons or such assignees, when acting in their capacities as limited partners of the Partnership. All references in this Agreement to a majority in interest or a specified percentage of the Limited Partners shall mean Limited Partners holding more than fifty percent (50%) or such specified percentage, respectively, of the Units then held by Limited Partners.

“Net Cash Flow” means, for each Fiscal Year or other period of the Partnership, the gross cash receipts of the Partnership from all sources, but excluding any amounts, such as gross receipts taxes, that are held by the Partnership as a collection agent or in trust for others or that are otherwise not unconditionally available to the Partnership, less all amounts paid by or for the account of the Partnership during the same Fiscal Year or other period (including, without limitation, payments of principal and interest on any Partnership indebtedness and expenses reimbursed to the General Partner under Section 7.2 hereof), and less any amounts determined by the General Partner to be necessary to provide a reasonable reserve for working-capital needs or to provide funds for improvements or any other contingencies of the Partnership. Net Cash Flow shall be determined in accordance with the cash receipts and disbursements method of accounting, but otherwise in accordance with generally accepted accounting principles, consistently applied. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves previously established.

“Partner” means any General Partner or Limited Partner, and “Partners” means two (2) or more General Partners and/or Limited Partners. All references in this Agreement to a majority in interest or a specified percentage of the Partners shall mean Partners holding more than fifty percent (50%) or such specified percentage, respectively, of the Units then held by Partners.

“Partnership” means the limited partnership being formed pursuant to this Agreement, and includes any limited partnership continuing the business of the Partnership as herein provided.

“Partnership Certificate” means the Certificate of Limited Partnership of the Partnership, as it may be amended and/or restated from time to time, required under the Act to be filed with the Secretary of State of the State of Delaware.

“Person” includes any individual, partnership, corporation, trust, limited liability company or other legal entity.

“Successor General Partner” means any Person who becomes a Successor General Partner pursuant to Section 9.1(a) or Section 9.2 hereof.

“Treasury Regulations” means the income-tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unit” means an interest in the Partnership representing a Capital Contribution of One Thousand Dollars ($1,000) to the Partnership.

“Unit Holder” means any Person who holds one (1) or more Units, regardless of whether such Person is a Partner and regardless of whether such Units were initially acquired by such Person from the Partnership or by assignment from another Unit Holder, and “Unit Holders” means two (2) or more of such Persons.

Section 1.2. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

ARTICLE II

FORMATION OF PARTNERSHIP AND PURPOSES

Section 2.1. Formation. The parties hereto hereby agree to form the Partnership as a limited partnership under and pursuant to the provisions of the Act.

Section 2.2. Name. The name of the Partnership shall be “IPG Holdings LP,” unless and until the name of the Partnership is changed by the General Partner, in its sole discretion, and an appropriate amendment to the Partnership Certificate is filed as required by Section 12.1 hereof. The business and affairs of the Partnership may be conducted under the name of the Partnership or, to the extent not inconsistent with the Act, under any other name or names deemed advisable by the General Partner.

Section 2.3. Address. The registered office of the Partnership in Delaware shall be located at c/o RL&F Service Corp., One Rodney Square, Tenth Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801, or such other location within Delaware as may be determined by the General Partner from time to time. The principal place of business of the Partnership shall be located in Montreal, Canada, or at such other place as the General Partner, in its sole discretion, may from time to time determine, provided that the General Partner shall give each Limited Partner written notice thereof not later than sixty (60) days after the effective date of any change of address.

Section 2.4. Registered Agent. The Partnership’s registered agent for the service of process on the Partnership in Delaware at its registered office described in Section 2.3 hereof is RL&F Service Corp., a Delaware corporation.

Section 2.5. Purposes. The Partnership is being formed for the object and purpose of engaging in any business activities that may lawfully be engaged in by a Delaware limited partnership under the Act, and the Partnership may engage in any activities that may be incidental thereto. The General Partner is hereby empowered and directed to take such action on behalf of the Partnership as may be necessary to accomplish the foregoing purposes of the Partnership.

Section 2.6. Term. The term of the Partnership shall commence on the date the Partnership Certificate is filed in the office of the Secretary of State of the State of Delaware and shall continue in full force and effect until December 31, 2047; provided, however, that the term of the Partnership may be extended beyond December 31, 2047, with the written approval, prior to December 31, 2047, of both the General Partner (or a majority in interest of the General Partners, if there shall be more than one) and a majority in interest of the Limited Partners; and provided further, that the Partnership shall be dissolved prior to December 31, 2047, (or prior to any later date designated as the expiration date of any extended term of the Partnership) upon the happening of any of the following events:

(a) Subject to the provisions of Section 9.2 hereof, the occurrence of any event that would cause any General Partner to cease to be a general partner of a limited partnership under the provisions of § 17-402 of the Act;

(b) The written approval of both the General Partner (or a majority in interest of the General Partners, if there shall be more than one) and a majority in interest of the Limited Partners; or

(c) The entry of a decree of judicial dissolution under § 17-802 of the Act.

ARTICLE III

NAMES AND ADDRESSES OF PARTNERS

Section 3.1. General Partner. The name and address of the General Partner are as follows:

Name	Address

Intertape Polymer Inc.	110E Montee de Liesse
Saint-Laurent, Quebec
Canada H4T 1N4

Section 3.2. Limited Partner. The name and address of the Limited Partner are as follows:

Intertape Polymer Group Inc.	110E Montee de Liesse
Saint-Laurent, Quebec
Canada H4T 1N4

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ADVANCES

Section 4.1. General Partner’s Capital Contribution. The General Partner, in its capacity as a general partner of the Partnership, shall contribute to the Partnership cash in the amount of U.S. $14,850,000, and the General Partner shall acquire in exchange for such contribution Fourteen Thousand Eight Hundred Fifty (14,850) Units. The General Partner shall not be required to make any additional contribution to the Partnership.

Section 4.2. Limited Partner’s Capital Contribution. The Limited Partner, in its capacity as a limited partner of the Partnership, shall contribute to the Partnership cash in the amount of U.S. $150,000, and the Limited Partner shall acquire in exchange for such contribution One Hundred Fifty (150) Units. The Limited Partner shall not be required to make any additional contribution to the Partnership without its written agreement to do so.

Section 4.3. Status Of Capital Contributions.

(a) Except as otherwise provided in this Agreement, the amount of a Unit Holder’s contributions to the Partnership may be returned to it, in whole or in part, at any time, but only with the consent of both the General Partner (or a majority in interest of the General Partners, if there shall be more than one) and a majority in interest of the Limited Partners. Any such returns of the Unit Holders’ contributions to the Partnership shall be made to all Unit Holders in proportion to the number of Units then held by each Unit Holder. Notwithstanding the foregoing, no return of a Unit Holder’s contributions to the Partnership shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any contributions to the Partnership, no Unit Holder shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

(b) No Unit Holder shall receive any interest, salary or drawing with respect to its contributions to the Partnership or for services rendered on behalf of the Partnership or otherwise in its capacity as a Unit Holder or Partner, except as otherwise specifically provided in this Agreement.

(c) Except as otherwise provided herein and by applicable state law, no Limited Partner or Assignee shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided herein and by applicable state law, the Limited Partner shall be liable only to make its contribution to the Partnership specified in Section 4.2 hereof, and no Limited Partner or Assignee shall be required to lend any funds to the Partnership or, after the Limited Partner’s contribution to the Partnership has been made pursuant to Section 4.2 hereof, to make any additional contribution to the capital of the Partnership. The General Partner shall not have any personal liability for the repayment of any contribution made to the Partnership by any Limited Partner.

Section 4.4. Advances. If any Unit Holder shall advance any funds to the Partnership in excess of its contributions to the Partnership pursuant to Section 4.1 or Section 4.2 hereof, the amount of such advance shall not entitle it to any increase in its share of the distributions of the Partnership. The amount of any such advance shall be a debt obligation of the Partnership to such Unit Holder and shall be repaid to it by the Partnership upon such terms and conditions as shall be mutually determined by such Unit Holder and the General Partner. Any such advance shall be payable and collectible only out of Partnership assets, and the other Unit Holders shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Partnership shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a secured creditor.

ARTICLE V

ALLOCATIONS

Section 5.1. Profits And Losses. For purposes of the Act, the profits or losses of the Partnership for any Fiscal Year shall be allocated among the Unit Holders in proportion to the number of Units held by each Unit Holder.

ARTICLE VI

DISTRIBUTIONS

Section 6.1. Net Cash Flow. Except as otherwise provided in Article XI hereof (relating to the dissolution of the Partnership), any distribution of the Net Cash Flow of the Partnership during any Fiscal Year shall be made to the Unit Holders in proportion to the number of Units held by each Unit Holder.

Section 6.2. Distribution Rules.

(a) All distributions pursuant to Section 6.1 hereof shall be at such times and in such amounts as shall be determined by the General Partner; provided, however, that no such distribution shall be made if it would cause the Partnership to be in violation of applicable state law.

(b) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution by the Partnership to the Unit Holders shall be treated as amounts distributed to the Unit Holders pursuant to this Article VI for all purposes of this Agreement. The General Partner is authorized to withhold from distributions to the Unit Holders and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law.

ARTICLE VII

COMPENSATION OF GENERAL PARTNER

Section 7.1. Fees. No fees or other compensation shall be payable by the Partnership to the General Partner as compensation for its services in the management and administration of the Partnership; provided, however, that with the unanimous consent of all Partners, the Partnership may pay reasonable compensation to the General Partner for its services to the Partnership.

Section 7.2. Reimbursement of Expenses. The Partnership shall reimburse the General Partner for all ordinary and necessary out-of-pocket expenses incurred by the General Partner on behalf of the Partnership.

ARTICLE VIII

MANAGEMENT

Section 8.1. Management Rights, Powers And Restrictions. During the continuance of the Partnership, the rights and powers of, and the restrictions upon, the General Partner and the Limited Partner, respectively, shall be as follows:

(a) General Partners.

(1) Subject to the provisions of Paragraph (2) of this Subsection (a), the business and affairs of the Partnership shall be under the exclusive management and control of the General Partner, and the General Partner shall have all of the rights and powers that may be possessed by general partners under the Act. If there shall be more than one General Partner, a decision made by the vote of General Partners holding a majority in interest of the General Partners shall be the decision of the Partnership, except in the case of any matter with respect to which this Agreement specifically requires otherwise.

(2) Notwithstanding the foregoing provisions of this Subsection (a), the General Partner shall have no authority to:

(i) Knowingly do any act in contravention of this Agreement;

(ii) Confess a judgment against the Partnership;

(iii) Admit a person as a General Partner or as a Limited Partner, except as specifically provided in this Agreement; or

(iv) Except as otherwise provided in Section 12.4 or Section 12.5 hereof, change or reorganize the Partnership into any other legal form.

(3) It is hereby agreed by all Partners that the General Partner (or a majority in interest of the General Partners, if there shall be more than one) shall have the power and authority (i) subject to the provisions of Section 12.4 hereof and Section 12.5 hereof, to sell, exchange or convey all or any part of any assets owned from time to time by the Partnership, real or personal, upon such terms and conditions as the General Partner, in its sole discretion, shall determine; (ii) subject to the provisions of Section 4.4 hereof (relating to advances by Unit Holders), to borrow money and, as security therefor, to mortgage, pledge or otherwise provide a security interest in all or any portion of any assets owned from time to time by the Partnership, real or personal; (iii) to prepay, in whole or in part, refinance, amend, modify or extend any mortgage, pledge, security agreement or bond with respect to any property owned at any time by the Partnership, real or personal; and (iv) to execute, on behalf of the Partnership, any and all instruments or documents that may be necessary, or, in the opinion of the General Partner, desirable to carry out the intent and purposes of the Partnership.

(b) Limited Partners. No Limited Partner shall participate in the management or control of the Partnership business. The Limited Partner hereby consents to the employment, when and if required, of such brokers, agents, accountants and attorneys as the General Partner may determine, notwithstanding that any party hereto may have an interest therein.

Section 8.2. Outside Businesses. Any Unit Holder (and any Affiliate of any Unit Holder) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, and neither the Partnership nor any of the other Unit Holders shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. No Unit Holder (nor any Affiliate of a Unit Holder) shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, it could be taken by the Partnership, and any Unit Holder (and any Affiliate of any Unit Holder) shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

Section 8.3. Fiduciary Duty, Exculpation And Indemnification Of Indemnified Persons.

(a) The Partnership, its receiver or its trustee (in the case of its receiver or trustee, to the extent of Partnership assets) shall indemnify, save harmless and pay all judgments and claims against each Indemnified Person relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Indemnified Person in connection with the business of the Partnership, including attorneys’ fees incurred by such Indemnified Person in connection with the defense of any action based on such act or omission, which attorneys’ fees may be paid as incurred.

(b) In the event of any action by a Unit Holder against any Indemnified Person, including a Partnership derivative suit, the Partnership shall indemnify, save harmless and pay all expenses of such Indemnified Person, including attorneys’ fees incurred in the defense of such action, if such Indemnified Person is successful in such action.

(c) The Partnership shall indemnify, save harmless and pay all expenses, costs or liabilities of any Indemnified Person who for the benefit of the Partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligations in connection with property proposed to be acquired by the Partnership and who suffers any financial loss as the result of such action.

(d) For purposes of this Agreement, “Indemnified Person” means a General Partner, any Affiliate of a General Partner and any officer, director, shareholder, employee, agent or representative of a General Partner or an Affiliate of a General Partner.

(e) Notwithstanding the provisions of Subsections (a), (b) and (c) of this Section 8.3, no Indemnified Person shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

(f) Notwithstanding anything to the contrary in any of Subsections (a) through (e) of this Section 8.3, in the event that any provision in any of such Subsections is determined to be invalid, in whole or in part, such Subsection shall be enforced to the maximum extent permitted by law.

(g) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Partnership, to any Partner or to any Assignee for any loss or damage incurred by reason of any act or omission performed or omitted by the Indemnified Person in good faith, either on behalf of the Partnership or in furtherance of the interests of the Partnership, provided that the Indemnified Person was not guilty of fraud, bad faith, willful misconduct or gross negligence with respect to any such act or omission. Each Indemnified Person may consult with legal counsel selected by such Indemnified Person, and any act or omission suffered or taken by the Indemnified Person in reliance upon and in accordance with the opinion or advice of such counsel shall be full justification for any such act or omission, and the Indemnified Person shall be fully protected in so acting or omitting to act, unless the Indemnified Person acts in bad faith.

(h) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, a General Partner acting under this Agreement and any other Indemnified Person acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership, to any Partner or to any Assignee for such General Partner’s or other Indemnified Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are hereby agreed by the Partners to replace such other duties and liabilities of such Indemnified Person.

Section 8.4. Books, Records And Financial Statements.

(a) At all times during the continuance of the Partnership, the Partnership shall maintain, at its principal place of business, separate books of account for the Partnership that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Partnership business in accordance with generally accepted accounting principles consistently applied. Such books of account, together with a certified copy of this Agreement and of the Partnership Certificate, shall at all times be maintained at the principal place of business of the Partnership and shall be open to inspection and examination at reasonable times by each Partner and its duly authorized representative for any purpose reasonably related to such Partner’s interest in the Partnership.

(b) The General Partner shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Partnership and the following documents that shall be transmitted by the General Partner to each Partner at the times hereinafter set forth:

(1) Within two and one-half (2 1/2) months after the close of each Fiscal Year, the following financial statements:

(i) Balance sheet of the Partnership as of the beginning and close of such Fiscal Year; and

(ii) Statement of Partnership income and expense for such Fiscal Year.

(2) Within one (1) month after the filing of each income-tax return, federal or state, filed by the Partnership, a copy of such return.

(c) All information contained in any statement or other document distributed to any Partner pursuant to Subsection (b) of this Section 8.4 shall be deemed accurate, binding and conclusive with respect to such Partner unless written objection is made thereto by such Partner to the Partnership within twenty (20) business days after the receipt of such statement or other document by such Partner.

Section 8.5. Accounting Method. For financial and tax reporting purposes, the books and records of the Partnership shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Partnership transactions and be appropriate and adequate for the Partnership’s business.

Section 8.6. Bank Or Brokerage Accounts. All funds of the Partnership shall be deposited in the Partnership name in such bank or brokerage account or accounts as shall be designated by the General Partner. Withdrawals from any such bank or brokerage account or accounts shall be made upon the signature of the General Partner, or upon such other signature or signatures as the General Partner may designate.

Section 8.7. Conveyances. Any deed, bill of sale, mortgage, pledge, security agreement, lease, contract of sale or other commitment purporting to convey or encumber the interests of the Partnership in all or any portion of the real or personal property at any time held in its name shall be signed on behalf of the Partnership by the General Partner, and no other signature shall be required.

ARTICLE IX

ASSIGNABILITY; ADMISSION AND WITHDRAWAL OF PARTNERS

Section 9.1. Assignability Of Partners’ Interests.

(a) General Partners. No General Partner may sell, transfer, assign, pledge, encumber, mortgage or otherwise hypothecate (hereinafter in this Section 9.1 collectively referred to as “assign”) the whole or any part of its interest as a general partner in the Partnership, and no General Partner may withdraw from the Partnership, without, in either case, the prior written consent of all other General Partners (if there shall be more than one) and of Limited Partners holding a majority in interest of the Limited Partners. If the General Partner obtaining such consent of the Limited Partners is the only general partner of the Partnership and such General Partner is assigning its entire interest as a general partner in the Partnership, such General Partner shall designate the assignee of such interest to become a Successor General Partner, such assignee shall be admitted as a Successor General Partner immediately prior to the assignment and the Successor General Partner shall continue the business of the Partnership without dissolution. If the General Partner obtaining such consent of the Limited Partners is the only general partner of the Partnership and such General Partner is withdrawing from the Partnership, a majority in interest of the Limited Partners shall elect a Successor General Partner, who shall be admitted as a Successor General Partner immediately prior to the withdrawal, and the Successor General Partner shall continue the business of the Partnership without dissolution. If there is more than one General Partner, or if the General Partner obtaining such consent of the Limited Partners is not assigning its entire interest as a general partner in the Partnership, such General Partner may designate the assignee of such General Partner’s interest as a general partner, or any part thereof, to become a Successor General Partner only if all other Partners consent in writing to the admission of such assignee as a Successor General Partner, and (i) if any Partner refuses to give such consent, such assignee shall become a Limited Partner in the manner provided in Section 9.2(b) hereof, and the business of the Partnership shall be continued without dissolution, or (ii) if the necessary consents are obtained, the assignee shall be admitted as a Successor General Partner immediately prior to the assignment, and the Successor General Partner, along with any other General Partners, shall continue the business of the Partnership without dissolution.

(b) Limited Partners. No Limited Partner may assign the whole or any part of its interest in the Partnership, and no Limited Partner may withdraw from the Partnership, without, in either case, the prior written consent of the General Partner (or a majority in interest of the General Partners, if there shall be more than one), which consent may be withheld in the sole discretion of the General Partner. If such prior written consent is obtained for any such assignment, such assignment shall, nevertheless, not entitle the assignee to become a Limited Partner or to be entitled to exercise or receive any of the rights, powers or benefits of a Limited Partner other than the right to receive distributions to which the assigning Limited Partner would be entitled, unless the assigning Limited Partner designates, in a written instrument delivered to the General Partner, its assignee to become a Limited Partner and the General Partner (or a majority in interest of the General Partners, if there shall be more than one), consents (which may be withheld in the sole discretion of the General Partner) to the admission of such assignee as a Limited Partner; and provided further, that such assignee shall not become a Limited Partner without having first executed a counterpart of this Agreement and without having paid to the Partnership a fee sufficient to cover all reasonable expenses of the Partnership in connection with its admission as a Limited Partner. If all of the foregoing conditions of this Subsection (b) are satisfied, the General Partner shall reflect such assignee’s admission to the Partnership as a Limited Partner in the books and records of the Partnership.

(c) Recognition Of Assignment By Partnership. No assignment, transfer or other conveyance of any Partner’s interest in the Partnership, or any part thereof, that is in violation of this Section 9.1 shall be valid or effective, and neither the Partnership nor the General Partner shall recognize the same for the purpose of making distributions of Net Cash Flow pursuant to Section 6.1 hereof with respect to such Partnership interest, or part thereof. Neither the Partnership nor any General Partner shall incur any liability as a result of refusing to make any such distributions to the transferee of any such invalid assignment.

(d) Effective Date Of Assignment. Any valid assignment of a Partner’s interest in the Partnership, or part thereof, pursuant to the foregoing provisions of this Section 9.1, shall be effective as of the close of business on the last day of the calendar month in which the General Partner (or a majority in interest of the General Partners, if there shall be more than one) gives its written consent to such assignment (or the last day of the calendar month in which such assignment occurs, if later). The Partnership shall, after the effective date of such assignment, pay all further distributions of Net Cash Flow on account of the Partnership interest (or part thereof) so assigned to the assignee of such interest, or part thereof. Neither the Partnership nor any General Partner shall incur any liability for making distributions in accordance with the provisions of this Subsection (d), whether or not any General Partner or the Partnership has knowledge of any assignment of any interest in the Partnership, or part thereof.

Section 9.2. Event Of Withdrawal Of A General Partner. An event that causes a General Partner to cease to be a general partner of a limited partnership under the provisions of § 17-402 of the Act shall not dissolve the Partnership if (i) at the time of such event there is at least one other General Partner that agrees to continue (and does, in fact, continue) the business of the Partnership, or (ii) within ninety (90) days after such event, all Partners agree in writing to continue the business of the Partnership and to the appointment of one or more Successor General Partners, effective as of the date of such event. If such an agreement is made to continue the Partnership, then:

(a) The Partnership shall continue until the end of the term specified in Section 2.6 hereof or until the occurrence of any subsequent event that would cause the Partnership to dissolve under this Agreement;

(b) Any withdrawn General Partner, or its legal representative or successor, shall thereafter become a Limited Partner with all the rights and obligations of a Limited Partner under this Agreement (including Section 9.1(b) hereof, relating to assignability of Limited Partners’ interests) and shall share in the Net Cash Flow of the Partnership in the same ratio, as provided in Article VI hereof, as was applicable to such withdrawn General Partner before the occurrence of the event that caused such withdrawn General Partner to cease to be a general partner of the Partnership, but shall not be entitled to receive any other distribution from the Partnership; and

(c) The Successor General Partner or Successor General Partners shall take all necessary steps to amend or restate the Partnership Certificate to the extent required by § 17-202 of the Act.

Section 9.3. Death, Incompetency, Bankruptcy Or Dissolution Of A Limited Partner. The death, incompetency, bankruptcy or dissolution or other cessation to exist as a legal entity of a Limited Partner shall not, in and of itself, dissolve the Partnership. In any such event, the legal representative or successor of such Limited Partner shall succeed to the rights of such Limited Partner in the Partnership to the extent of such Limited Partner’s interests, subject to the terms and conditions of this Agreement, including the provisions of Section 9.1(b) hereof (relating to assignability of Limited Partners’ interests).

ARTICLE X

POWER OF ATTORNEY

Section 10.1. Appointment Of General Partner. Each Limited Partner hereby irrevocably constitutes and appoints the General Partner (and each General Partner, if there shall be more than one) as such Limited Partner’s true and lawful attorney-in-fact, in its name, place and stead, to make, execute, acknowledge and file the following documents, to the extent consistent with the other provisions of this Agreement:

(a) All amendments and/or restatements of this Agreement adopted in accordance with the provisions hereof; and

(b) All documents that may be required to effect the dissolution and termination of the Partnership pursuant to this Agreement and the cancellation of the Partnership Certificate.

Section 10.2. Power Coupled With Interest. It is expressly intended by each Limited Partner that the power of attorney granted by Section 10.1 hereof is coupled with an interest, shall be irrevocable and shall survive and be unaffected by any subsequent disability or incapacity of such Limited Partner (or if such Limited Partner is a corporation, partnership, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof).

ARTICLE XI

DISSOLUTION AND TERMINATION

Section 11.1. Liquidation Of The Partnership. Upon the dissolution of the Partnership, the General Partner shall (or, if there then is no General Partner, the Limited Partners or a Person appointed by the Limited Partners may) immediately commence to wind up the Partnership’s affairs; provided, however, a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership, the discharge of liabilities to creditors and the winding up of the affairs of the Partnership in an orderly manner, so as to enable the Partners to minimize the normal losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized in the following order and priority:

(a) To creditors of the Partnership, including Unit Holders (other than any General Partner) who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership to such creditors (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Unit Holders;

(b) To the General Partner, in its capacity as a creditor of the Partnership, in satisfaction of the liabilities of the Partnership to the General Partner in such capacity (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Unit Holders;

(c) To the establishment of any additional reserves that the General Partner may deem reasonably necessary for any contingent liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The funds constituting reserves shall be paid over by the Partnership to an attorney-in-fact, bank, trust company or title insurance company, as escrowee, to be held and applied by him or it during such period as the General Partner deems advisable in payment of the obligations and liabilities in respect to which such reserves were created, and at the end of such period the amount of any such reserves then remaining shall be distributed in the manner provided in Subsection (d) of this Section 11.1; and

(d) To distribute to the Unit Holders the remaining proceeds of liquidation in proportion to the number of Units held by each Unit Holder.

The General Partner shall not receive any compensation for any services performed by it pursuant to this Article XI.

Section 11.2. Methods Of Liquidation.

(a) Upon the dissolution of the Partnership, the Partnership shall be liquidated by the sale of all of the assets of the Partnership and the distribution of the net proceeds therefrom in the manner, and subject to the order of priorities, provided in Section 11.1 hereof.

(b) If, upon the dissolution of the Partnership, the General Partner (or, if none, the Limited Partners or a Person appointed by the Limited Partners) determines that an immediate sale of all or any part of the assets of the Partnership would be impractical or would cause undue loss to the Partners, the General Partner (or, if none, the Limited Partners or a Person appointed by the Limited Partners) may, in its absolute discretion, but subject to the order of priorities provided in Section 11.1 hereof, defer for a reasonable time the liquidation of any assets of the Partnership, except those assets necessary to satisfy liabilities of the Partnership, and may, in its absolute discretion, distribute to the Unit Holders in kind, in lieu of cash, as tenants in common, undivided interests in such Partnership assets as it deems not suitable for liquidation, in satisfaction of the Unit Holders’ proportionate interests in the Partnership. Any assets distributed to the Unit Holders in kind pursuant to this Subsection (b) shall be subject to such conditions and restrictions relating to the disposition and management thereof as the General Partner (or, if none, the Limited Partners or a Person appointed by the Limited Partners) deems reasonable and equitable and to any agreements governing the operation of such assets at such time.

(c) Upon the completion of the liquidation of the Partnership as provided in Subsections (a) and (b) of this Section 11.2, the Partnership shall be terminated, and the General Partner shall cause the cancellation of the Partnership Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Filing Of Partnership Certificate. The General Partner shall, in accordance with the Act, make, execute and file the Partnership Certificate with the Secretary of State of the State of Delaware on the date hereof. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner shall also file with the appropriate office in such jurisdiction a copy of the Partnership Certificate and any other documents necessary for the Partnership to qualify to transact business in such jurisdiction, and the General Partner shall use its best efforts to file with the appropriate office in such jurisdiction a copy of any other documents necessary to establish and maintain the limited liability in such jurisdiction of the Limited Partners. The General Partner agrees and obligates itself to execute, acknowledge and cause to be filed, in the place or places and in the manner prescribed by law, any amendments to the Partnership Certificate, as may be required, either by the Act, by the laws of any jurisdiction in which the Partnership transacts business or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the formation, continuation, preservation and operation of the Partnership as a limited partnership under the Act.

Section 12.2. Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

(a) If given to the Partnership, at its principal place of business;

(b) If given to any General Partner, at the principal place of business of the Partnership, in care of the Partnership; or

(c) If given to any Limited Partner, at the address set forth opposite such Limited Partner’s name in Section 3.2 hereof, or at such other address as such Limited Partner may hereafter designate by written notice to the Partnership.

All such notices shall be deemed to have been given when received.

Section 12.3. Amendments.

(a) No amendment to this Agreement shall be effective or binding upon the parties hereto unless the same shall be in writing and shall have been approved both by the General Partner (or a majority in interest of the General. Partners, if there shall be more than one) and by a majority in interest of the Limited Partners. Upon receipt of a written request executed by Limited Partners holding, in the aggregate, twenty-five percent (25%) or more of the interests in the Partnership of the Limited Partners for the adoption of an amendment to this

Agreement, or should the General Partner desire to propose such an amendment, the General Partner shall adopt and implement a plan whereby the Limited Partners may vote for or against the adoption of such an amendment.

(b) Notwithstanding the provisions of Subsection (a) of this Section 12.3, the General Partner may amend this Agreement without the consent of any Limited Partner solely for the purpose of (1) correcting any patent error, omission or ambiguity contained in this Agreement, or (2) adding or deleting any provisions required to be added or deleted in order to comply with any federal or state securities law, regulation or other requirement.

(c) Notwithstanding the provisions of Subsections (a) and (b) of this Section 12.3 or any other provisions that may be contained in this Agreement, no amendment to this Agreement shall convert the Partnership to a general partnership, change the liability of the General Partner or the Limited Partner, or allow any Limited Partner to take part in the control of the business of the Partnership, unless all Partners consent in writing prior to such amendment.

Section 12.4. Transfer Of Partnership Property To Other Partnership Or To A Corporation. With the written consent of both the General Partner (or a majority in interest of the General Partners, if there shall be more than one) and a majority in interest of the Limited Partners, the Partnership may transfer all or any part of Partnership assets to another partnership in exchange for an interest in such other partnership or to a corporation in exchange for stock of such corporation.

Section 12.5. Merger. The Partnership may merge with, or consolidate into, another Delaware limited partnership or other business entity (as defined in § 17-211(a) of the Act) upon the approval of both the General Partner (or a majority in interest of the General Partners, if there shall be more than one) and a majority in interest of the Limited Partners. In accordance with § 17-211 of the Act (including § 17-211(g)), notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation so approved by the Partners may (i) effect any amendment to this Agreement, or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership of the merger or consolidation. Any amendment to this Agreement or adoption of a new partnership agreement made pursuant to the immediately preceding sentence shall be effective at the effective time or date of the merger or consolidation. The provisions of this Section 12.5 shall not be construed to limit the accomplishment of a merger or of any of the matters referred to in this Section 12.5 by any other means otherwise permitted by law.

Section 12.6. Resolution Of Conflicts Of Interest.

(a) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between a General Partner or an Affiliate of a General Partner, on the one hand, and the Partnership or a Limited Partner, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein provides that a General Partner shall act in a manner that is, or provides terms that are, fair and reasonable to the Partnership or any Limited Partner, such General Partner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including such

General Partner’s own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by any General Partner, the resolution, action or terms so made, taken or provided by such General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of such General Partner at law, in equity or otherwise.

(b) Whenever in this Agreement any General Partner is permitted or required to make a decision (i) in its “sole discretion,” “absolute discretion” or “discretion” or under a grant of similar authority or latitude, such General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Unit Holders, or (ii) in its “good faith” or under another express standard, such General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law, equity or otherwise.

Section 12.7. Failure To Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

Section 12.8. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

Section 12.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

Section 12.10. Interpretation. Throughout this Agreement and any amendment hereto, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.

Section 12.11. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 12.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Partners had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

Section 12.13. Available Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

INTERTAPE POLYMER INC.,
General Partner

By:	/s/
Name:
Title:

INTERTAPE POLYMER GROUP INC.,
Limited Partner

By:	/s/
Name:
Title: